Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents:

Registration Number	Description of Registration Statement	Filing Date

33-56735	Registration Statement of Carlisle Companies Incorporated — Form S-3	December 5, 1994

33-56737	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	December 5, 1994

33-28052	Carlisle Companies Incorporated Executive Long-Term Incentive Program — Form S-8	April 20, 1988

333-52411	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	May 12, 1998

333-49742	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	November 13, 2000

333-99261	Carlisle Companies Incorporated Non-Employee Directors Stock Option Plan — Form S-8	September 6, 2002

of our report dated March 10, 2010, with respect to the consolidated financial statements of Hawk Corporation included in this report on Form 8-K of Carlisle Companies Incorporated dated December 6, 2010.

/s/ Ernst & Young LLP

Cleveland, Ohio

December 6, 2010